UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 16, 2015, Rubicon Technology, Inc. (the “Company”) filed a Form 8-K (the “Original Report”) disclosing that Hany Tamim had been appointed as Chief Operating Officer of the Company and of the Company’s wholly-owned subsidiary, Rubicon Sapphire Technology (Malaysia) Sdn. Bhd (“Rubicon Sapphire”). The Original Report did not include a description of Mr. Tamim’s employment agreement because, at that time, he had not yet entered into such an agreement with the Company. Pursuant to Instruction 2 of Item 5.02, this Form 8-K/A is filed for the purpose of reporting the information required under Item 5.02(c)(3) of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Tamim’s appointment as the Chief Operating Officer of the Company and of Rubicon Sapphire, on October 31, 2015, Mr. Tamim entered into a letter of appointment with Rubicon Sapphire.

Pursuant to Mr. Tamim’s letter of appointment, he will receive an annual base salary of $225,000. Based on specified performance indicators, Mr. Tamim will be eligible for a performance bonus at a level of up to 30% of his base salary. Upon execution of the letter of appointment, the Company granted Mr. Tamim 30,000 non-statutory stock options under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”). The shares granted pursuant to the stock options shall vest ratably over a four-year period and shall vest immediately upon a Change in Control (as defined in the letter of appointment). The stock options have a ten-year term. On November 1, 2015, the Company granted Mr. Tamim 50,000 restricted stock units under the Plan. The restricted stock units shall vest ratably over a three-year period and shall vest immediately upon a Change in Control.

If Mr. Tamim’s employment is terminated without Cause (as defined in the letter of appointment) or if Mr. Tamim resigns his employment for Good Reason (as defined in the letter of appointment), he shall be entitled to the following: (a) payment of the executive’s annual salary earned through and including the termination or resignation date; (b) any vacation pay owed to the executive pursuant to the letter of appointment; (c) any bonus earned prior to the termination or resignation date that remains unpaid; (d) payment of annual salary for the six (6) month period after the termination or resignation date; (e) immediate vesting of any stock options and restricted stock units granted pursuant to the letter of appointment; and (f) immediate vesting of any other stock options granted by the Company to the executive; provided, however, that the executive executes and delivers to Rubicon Sapphire a complete release agreement in form and substance reasonably acceptable to Rubicon Sapphire. Rubicon Sapphire shall also continue payment of any health and welfare benefits for a period of six (6) months after such termination or resignation date.

If Rubicon Sapphire terminates Mr. Tamim’s without Cause or the executive resigns for Good Reason at any time within two (2) years after a Change in Control, the executive shall receive the payments and benefits described above; provided, however, that the annual salary payment described in clause (d) above shall be paid in a lump sum and such payment shall be equal to 50% of Mr. Tamim’s annual salary at the time of such termination or resignation, as applicable.

Upon termination of Mr. Tamim’s employment for any reason, Mr. Tamim is subject to a non-compete for a period of twelve (12) months.

The foregoing description of the letter of appointment does not purport to be complete and is qualified in its entirety by reference to the letter of appointment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Appointment by and between Rubicon Sapphire Technology (Malaysia) Sdn. Bhd and Hany Tamim, dated as of October 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: November 5, 2015

	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter of Appointment by and between Rubicon Sapphire Technology (Malaysia) Sdn. Bhd and Hany Tamim, dated as of October 31, 2015.

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